SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

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LANDSTAR SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

April 12, 2012

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, May 24, 2012, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2011 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chairman, President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Thursday, May 24, 2012, at 9:00 a.m., local time, for the following purposes:

(1) To elect two Class I Directors whose terms will expire at the 2015 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

(3) To hold an advisory vote on executive compensation;

(4) To consider approval of the Company’s Executive Incentive Compensation Plan (the “EICP Plan”); and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 29, 2012 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from May 10, 2012 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 24, 2012:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

April 12, 2012

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED

AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 12, 2012

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2012 at 9:00 a.m., local time (the “2012 Annual Meeting”). The 2011 Annual Report to Stockholders (which does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2011, is enclosed herewith (the “2011 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2012 Annual Meeting and 2011 Annual Report are being mailed to the stockholders of the Company on or about April 12, 2012.

RECORD DATE

The Board has fixed the close of business on March 29, 2012 as the record date for the 2012 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2012 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2012 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the two Class I Directors nominated by our Board of Directors and named in this proxy statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal regarding an advisory vote on executive compensation; and (iv) “FOR” the approval of the Company’s Executive Incentive Compensation Plan. Each of these proposals is more fully described in this Notice of 2012 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2012 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2012 Annual Meeting.

The Board has selected BNY Mellon Shareowner Services as Inspectors of Election (the “Inspectors”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspectors shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2012 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the 2012 Annual Meeting for a fee of approximately $7,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Company’s Common Stock are the only class of voting securities of the Company which are outstanding. On March 29, 2012, 46,946,802 shares of Common Stock were outstanding. At the 2012 Annual Meeting, each stockholder of record at the close of business on March 29, 2012 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2012 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2012 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected to a Class to succeed the Directors whose terms are then expiring, with the terms of that Class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the Class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are currently six members of the Board: two Class I Directors whose terms will expire at the 2012 Annual Meeting, two Class II Directors whose terms will expire at the 2013 Annual Meeting of Stockholders and two Class III Directors whose terms will expire at the 2014 Annual Meeting of Stockholders. The Board may decide to expand the size of the Board and appoint a new director or directors in the future in accordance with the Bylaws.

The Board has nominated Jeffrey C. Crowe and Henry H. Gerkens for election as Class I Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2012 Annual Meeting for the election of nominees Jeffrey C. Crowe and Henry H. Gerkens as Class I Directors unless the proxy specifies otherwise. Each Class I Director’s term will expire at the 2015 Annual Meeting of Stockholders. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of Jeffrey C. Crowe or Henry H. Gerkens is not available for election at the time of the 2012 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of the Common Stock with respect to that director’s election at the 2012 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above for election as a Class 1 Director and the other persons whose terms as Directors will continue after the 2012 Annual Meeting.

Name	Age	Business Experience
CLASS I — Nominees to serve as Directors until the 2015 Annual Meeting

Jeffrey C. Crowe	65	Mr. Crowe served as Chairman of the Board of the Company from April 1991 to January 4, 2010. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company, other than Signature Insurance Company, until June 30, 2004. Mr. Crowe served as a Director of the U.S. Chamber of Commerce from February 1998 to June 2011, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. Mr. Crowe also served as a Director of the National Chamber Foundation from 1997 to 2011. He served as Chairman of the National Defense Transportation Association (the “NDTA”) from October 1993 to July 2003 and served on the National Surface Transportation Infrastructure Financing Commission from March 2007 to February 2009. Mr. Crowe also serves on the Board of Directors of Silgan Holdings, Inc., Suntrust Banks, Inc., and PSS World Medical, Inc.

		Mr. Crowe has extensive experience in the transportation and logistics industry having worked in this industry over the course of his life, including his prior service as Chairman and Chief Executive Officer of the Company. Mr. Crowe has remained involved in the issues that affect industry and commerce in the United States through his long service and commitment to the U.S. Chamber of Commerce and affiliated organizations. Mr. Crowe also has a long history of involvement with the U.S. armed forces, through his work, among other organizations, with the NDTA.

Name	Age	Business Experience

Henry H. Gerkens	61	Mr. Gerkens has served as Chairman of the Board since January 4, 2010. Mr. Gerkens has been a Director of the Company since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company since July 1, 2004. He was President and Chief Operating Officer of the Company from December 2001 to June 2004. Mr. Gerkens held various other positions at the Company and its subsidiaries, including Chief Financial Officer, from joining the Company in 1988 until becoming President and Chief Operating Officer of the Company in 2001. Mr. Gerkens is a member of the Board of Directors of each current wholly-owned direct or indirect subsidiary of the Company (collectively the “Subsidiaries”) other than Signature Insurance Company.

		Mr. Gerkens has extensive financial and operational experience, having served in a number of executive capacities with the Company over the course of his career, including Chief Financial Officer, Chief Operating Officer and President and Chief Executive Officer. Mr. Gerkens began his career as an auditor with a predecessor firm to PricewaterhouseCoopers LLP, and prior to joining the Company, served in various financial roles with a variety of other companies. Since joining the Company in 1988, Mr. Gerkens has been instrumental in strategically leading the growth of the Company.

CLASS II — Directors whose terms expire at the 2013 Annual Meeting

William S. Elston	71	Mr. Elston has been a Director of the Company since February 1998. Mr. Elston was an Executive Recruiting Consultant from December 1999 until December 2003. He was President and Chief Executive Officer of Clean Shower, L.P. from November 1998 to December 1999. He served as Managing Director/Executive Vice President of DHR, International, an executive recruiting firm, from February 1995 to November 1998. He was Executive Vice President of Operations of Steelcase, Inc. from April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics, Inc. from 1990 through March 1994.

Name	Age	Business Experience

		Mr. Elston has extensive operational and logistics experience as an executive with several firms including Steelcase, Inc., where he served as Executive Vice President of Operations, and GATX Logistics, Inc., where he served as President and Chief Executive Officer. During Mr. Elston’s service with GATX Logistics, Inc., that company, a subsidiary of GATX Corp., was the largest third-party provider in the United States of distribution and logistics support services, warehousing facilities, and related real estate services. Prior to his service with GATX Logistics, Inc., Mr. Elston served as a Senior Vice President at Frito-Lay, Inc., where his areas of responsibility included domestic manufacturing, transportation, warehousing and quality control. The Board believes Mr. Elston also adds value to the Company due to his extensive experience in the field of executive recruiting, having worked in that field for several years.

Diana Murphy	55	Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. She was Senior Vice President for The Baltimore Sun, a newspaper company, from 1992 to 1995. Ms. Murphy also serves on the Board of Directors of CTS Corporation. Ms. Murphy serves on the Board of Directors of several private companies and non-profit organizations, including The Coastal Bank of Georgia, Abeome Corporation, the Georgia Research Alliance Venture Fund, College of Coastal Georgia Foundation, the Southeast Georgia Boys and Girls Club, the Georgia Humanities Foundation and the United States Golf Association Executive Committee.

		Ms. Murphy has extensive experience in business management, having served as a Managing Director of several private equity firms, as a board member of numerous privately held portfolio companies and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of private equity portfolio companies operating in different industry sectors, together with her strong background in marketing, advertising and public relations, allows her to add important perspective and experience to the Board.

Name	Age	Business Experience

CLASS III — Directors whose terms expire at the 2014 Annual Meeting

David G. Bannister	56	Mr. Bannister has been a Director of the Company since April 1991. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the New York Stock Exchange. In this capacity, Mr. Bannister has operating and profitability responsibility for FTI’s United States and Canadian client-service operations, and globally for all business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President — Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President — Corporate Development from June 2006 to December 2008 and Senior Vice President — Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

		Mr. Bannister has broad financial and strategic experience through a long career that has involved work as an investment banker focused on the transportation sector, a private equity and venture capital investor and, today, as a senior executive with FTI. In his current capacity as a senior executive with FTI, Mr. Bannister is involved extensively with that firm’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 20 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Name	Age	Business Experience

Michael A. Henning	71	Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., CTS Corporation and Black Diamond, Inc.

		Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving international operations.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee. All Board members attended the Annual Meeting of Stockholders held on May 26, 2011 (the “2011 Annual Meeting”), with the exceptions of Mr. Henning and Ms. Murphy. Mr. Henning and Ms. Murphy were each unable to attend the 2011 Annual Meeting due to extremely adverse weather conditions that significantly disrupted air travel from the midwestern U.S. to the southeastern U.S. in advance of such meeting. Mr. Henning and Ms. Murphy were each available by phone during the 2011 Annual Meeting.

Attendance at Board Meetings

During the Company’s 2011 fiscal year, the Board held four regularly scheduled meetings, seven telephonic meetings and did not act by unanimous written consent. During the Company’s 2011 fiscal year, each Director attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy is an “independent director,” as defined in Rule 5605(a) (2) of the Listing Rules of the NASDAQ Stock Market and meets the requirements of Rule 5605(c)(2)(A) of such rules (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held five meetings during fiscal year 2011 without the presence of management or any non-Independent Director.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2011 are described below. The Board does not have an Executive Committee. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the Independent Directors, with a different Independent Director serving as the Chair for each such committee. In addition, Mr. Henning serves as the Chair of the two other committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee, each of which is comprised of all six members of the Board. Moreover, the typical practice for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is to invite Messrs. Crowe and Gerkens, the two Directors who do not serve on those committees, to attend all regular meetings of these three committees, excluding, in the case of Mr. Gerkens, any meetings of the Compensation Committee concerning his executive compensation arrangements.

The Independent Directors previously elected William S. Elston to serve as the Lead Independent Director of the Board (the “Lead Independent Director”) for such term as the Independent Directors may determine. The duties and responsibilities of the Lead Independent Director include: (i) to serve as a liaison between the Independent Directors and the other members of the Board; (ii) to preside as the chairperson at all meetings of the Independent Directors; (iii) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (iv) to have the authority to call meetings of the Independent Directors; (v) to provide input to the Chairman of the Board on the preparation of meeting agendas and related materials for meetings of the Board; (vi) to approve the annual schedule of meetings of the Board; (vii) to ensure that the Independent Directors have adequate resources, including full, timely information necessary to enable them to perform their duties; and (viii) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

The leadership structure of the Board consists of: (i) a Chairman of the Board, who is also the Company’s President and Chief Executive Officer; (ii) a Lead Independent Director; (iii) an Independent Director serving as Chair of the Audit Committee; (iv) an Independent Director serving as Chair of the Compensation Committee; (v) an Independent Director serving as Chair of the Nominating and Corporate Governance Committee; and (vi) an Independent Director serving as Chair of each of the other two committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee consist solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as Mr. Gerkens is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by each of the Independent Directors serving as the Chair of at least one committee of the Board, as the Chair of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Mr. Elston, as Lead Independent Director, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without Messrs. Crowe or Gerkens present, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Audit Committee

The members of the Audit Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 26, 2011 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2011 fiscal year, the Audit Committee held four meetings and six telephonic meetings.

Compensation Committee

The members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2011 fiscal year, the Compensation Committee held two meetings and one telephonic meeting.

The Charter of the Compensation Committee was approved and adopted by the Board at the August 1, 2007 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to (i) management annual salary decisions up to $150,000 per employee, (ii) the grant of up to 1,000 stock options per employee (other than Executive Officers) and (iii) the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chair of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During the Company’s fiscal year 2011, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the Company’s 2011 fiscal year, the Nominating and Corporate Governance Committee held one meeting. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board at the February 27, 2004 board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its December 2, 2009 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Nominating and Corporate Governance Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are David G. Bannister, Jeffrey C. Crowe, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. During the Company’s 2011 fiscal year, the Safety and Risk Committee held two meetings. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Commercial and Marketing Officer, the Vice President and Chief Operations and Safety Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, the Vice President and Chief Operating Officer of Landstar Supply Chain Solutions and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The Chair of the management risk committee meets with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

Strategic Planning Committee

The members of the Strategic Planning Committee are David G. Bannister, Jeffrey C. Crowe, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company’s senior management and determines strategic directions for implementation. During the 2011 fiscal year, the Strategic Planning Committee held one meeting and did not act by written consent.

COMPENSATION OF DIRECTORS

Each of the Independent Directors is paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chair of a committee of the Board. Independent Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, upon election or re-election to the Board for a three year term, a director who is neither an officer nor an employee of the Company, receives a grant, on the date immediately following the date of such Director’s election or re-election to the Board, of such number of restricted shares of Common Stock equal to the quotient of $225,000 divided by the fair market value of a share of Common Stock on the date of such grant. Each such grant of restricted stock vests in three equal annual installments on the first three anniversary dates of such Independent Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of an Independent Director from the Board for any reason prior to the expiration of his or her three year term.

Messrs. Crowe and Gerkens, the two Directors who are not Independent Directors, did not receive any compensation for services as a Director, for services on committees of the Board or for attendance at meetings, but both were eligible for reimbursement of expenses incurred in their capacities as Directors.

During the period from June 30, 2004 to January 4, 2010, Mr. Crowe was an employee of the Company, received an annual base salary of $250,000 and was entitled to participate in all of the Company’s employee benefit plans, programs and arrangements. Effective January 4, 2010, Mr. Crowe retired from his employment with the Company and entered into a consulting agreement with the Company, dated as of December 18, 2009, a copy of which was attached as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 26, 2009. The consulting agreement provided, among other things, for the provision of consulting services by Mr. Crowe to the Company for two years from the date of his retirement as an employee of the Company for fees of $250,000 per year. The Company had the right to terminate the consulting agreement in the event Mr. Crowe performed services for a competitor of the Company. Mr. Crowe’s consulting agreement with the Company terminated on January 4, 2012 and he no longer participates in any of the Company’s employee benefit plans, programs and arrangements available to employees of the Company.

Mr. Crowe received no compensation for services as a Director, for services on committees of the Board or for attendance at meetings of the Board through January 4, 2012, other than the compensation he received under the terms of his consulting agreement with the Company. Following the end of the term of Mr. Crowe’s consulting services agreement with the Company on January 4, 2012, the Company began compensating Mr. Crowe for his services as a Director in an amount equal to the pro rata share of the annual $75,000 fee paid to the other outside directors based on the number of days of service beginning as of January 5, 2012, the day after the end of Mr. Crowe’s consulting services agreement with the Company, and ending on the date of the 2012 Annual Meeting of Stockholders. Mr. Crowe will receive the same grant of restricted stock, described above, granted to all Directors who are neither employees nor officers of the Company, should he be re-elected to the Board at the 2012 Annual Meeting.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2011.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($)	Total ($)
David G. Bannister	75,000	225,000	523	300,523
Jeffrey C. Crowe	250,000			250,000
William S. Elston	75,000		782	75,782
Michael A. Henning	75,000	225,000	523	300,523
Diana M. Murphy	75,000		782	75,782

(1)	Mr. Bannister and Mr. Henning each were granted 4,755 (the quotient of $225,000 divided by the fair market value of a share of Common Stock of $47.32 on May 27, 2011) restricted shares of the Company’s Common Stock on May 27, 2011, the date immediately following the date of re-election to the Board. These share amounts represent the aggregate grant date fair value of the restricted shares computed in accordance with generally accepted accounting principles. At December 31, 2011, Mr. Elston and Ms. Murphy each had 3,335 unvested restricted shares outstanding and Mr. Bannister and Mr. Henning each had 4,755 unvested restricted shares outstanding. Mr. Elston and Ms. Murphy were each paid dividends on unvested restricted stock of $782 in 2011. Mr. Bannister and Mr. Henning were each paid dividends on unvested restricted stock of $523 in 2011. Dividends paid on shares of unvested restricted stock are included in All Other Compensation in the table above.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director hold a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At April 6, 2012, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during 2011. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of the independent registered public accounting firm, with and without management and the internal auditors present, to discuss the Company’s fiscal 2011 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 31, 2011 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and also received written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister and Mr. Henning, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulations S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Chairman of the North American Region of FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999.

During 2011, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2011 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

David G. Bannister, Chairman

William S. Elston

Michael A. Henning

Diana M. Murphy

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries.

Name	Age	Business Experience

Henry H. Gerkens	61	See previous description under “Directors of the Company.”

James B. Gattoni	50	Mr. Gattoni has been an Executive Officer of the Company since January 2005. Mr. Gattoni has been Vice President and Chief Financial Officer of the Company since April 2007. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2, 2007 to April 20, 2007. He was Vice President and Corporate Controller of LSHI from July 2000 to January 1, 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer or director of each of the Subsidiaries.

Michael K. Kneller	37	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise and Plimpton LLP. He is also an officer or director of each of the Subsidiaries.

Larry S. Thomas	51	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President of Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon, Inc. (“Landstar Ligon”).

Name	Age	Business Experience

Patrick J. O’Malley	53	Mr. O’Malley has been an Executive Officer of the Company since January 2008. He has been Vice President and Chief Commercial and Marketing Officer of the Company since May 2011. Mr. O’Malley served as Vice President and Chief Operating Officer of the Company from January 2011 until May 2011. Mr. O’Malley served as Vice President and Co-Chief Operating Officer of the Company from August 2009 until January 2011. Mr. O’Malley has served as President of Landstar Global Logistics, Inc. and Landstar Transportation Logistics, Inc. since February 2011. Mr. O’Malley has served as President of Landstar Express America, Inc., Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley was Vice President and Chief Safety Officer of LSHI from January 2003 to January 2005. Prior to 2003, Mr. O’Malley held various other positions with subsidiaries of the Company since 1988.

Joseph J. Beacom	47	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. From March 2000 to April 2005, he was Chief Compliance Officer of LSHI. Prior to March 2000, Mr. Beacom held various positions at Landstar Inway since 1995.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock options have historically accounted for a significant portion of each Executive Officer’s total compensation. The Company awards stock options and restricted stock to its Executive Officers as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation generally is consistent with the Company’s variable cost business model.

The Compensation Committee of the Company’s Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gerkens, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described in its proxy statement (commonly known as a “say-on-pay” proposal). At the Company’s annual meeting of stockholders held in May 2011, more than 90% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinions of the Company’s stockholders and, to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, will consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of changes in responsibilities, if any. The financial results of the operating functions which report into an Executive Officer or for which an Executive Officer otherwise has responsibility are also considered. In connection with his appointment as Vice President and Chief Commercial and Marketing Officer, Mr. O’Malley’s salary was increased from $220,000 to $230,000. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Annual Incentive Compensation

The Company’s objective with respect to the Landstar System, Inc. Executive Compensation Plan, adopted by the Board and approved by the stockholders effective January 1, 2002 and re-approved January 1, 2007 (the “EICP”) is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves budgeted amounts for consolidated revenue, operating income and diluted earnings per share. In establishing the 2011 budgeted amounts for revenue, operating income, and diluted earnings per share, management considered a growth factor over 2010 operating results and forecasted 2011 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goals are approved, the EICP is designed to incent management to meet and when possible to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the EICP are calculated based upon how much actual results exceed budgeted amounts, using a predetermined formula, up to the maximum annual payment per eligible participant as per the Company’s executive incentive compensation plan as approved by the Company’s stockholders, all subject to the discretion of the Compensation Committee. For the 2011 fiscal year, the maximum annual payment per eligible participant was $3 million.

The EICP targets for the 2011 fiscal year for Messrs. Gerkens, Gattoni, O’Malley and Kneller were set to a specific diluted earnings per share amount related to the Company’s annual operating budget. With respect to Larry S. Thomas, Vice President and Chief Information Officer, one-half of his EICP payment was based upon the Company’s achievement of budgeted diluted earnings per share. The other half of his EICP payment was based upon the achievement of budgeted consolidated operating income. The Company has met or exceeded the budgeted amount for diluted earnings per share in three of the preceding five fiscal years. The Company has met or exceeded the budgeted amount for consolidated operating income in three of the preceding five fiscal years.

As noted above, the EICP target for Messrs. Gerkens, Gattoni, O’Malley and Kneller for 2011 solely related to budgeted diluted earnings per share, whereas the EICP targets for Mr. Thomas for 2011 related to a specific diluted earnings per share amount and to budgeted consolidated operating income. This is because (1) Messrs. Gerkens, Gattoni, O’Malley and Kneller were in positions of responsibility with respect to all of the components that affect the Company’s diluted earnings per share amounts, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Commercial and Marketing Officer and General Counsel, (3) consolidated operating income reflects the performance of the functions over which Mr. Thomas had responsibility and, as a result, achievement of budgeted consolidated operating income is considered an important component in the performance evaluation of Mr. Thomas and (4) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The EICP for the 2011 fiscal year was designed such that in the event the Company exceeded budgeted amounts of diluted earnings per share and operating income, the amount of compensation potentially payable for exceeding budgeted diluted earnings per share amounts would be greater as compared to the amount of compensation potentially payable for exceeding budgeted operating income, as further discussed herein. With respect to the portion of the EICP tied to diluted earnings per share, if the Company’s actual diluted earnings per share amount for the fiscal year had equaled budgeted diluted earnings per share after giving effect to a one-time incentive payment (the “target”), the incentive payment would have equaled 100% of the executive’s EICP percentage multiplied by such executive’s base salary. If the Company’s actual diluted earnings per share amount for the fiscal year would have been less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the EICP. As actual results exceeded the target, the EICP payment for each Named Executive was calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by one plus a predetermined factor. This factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share (after giving effect to a one-time payout) exceeded target diluted earnings per share. For the Named Executive whose EICP payment was only partially based on diluted earnings per share (Mr. Thomas), the amount determined as described above was multiplied by 50% to reflect the weighting of that objective. Under the operating income portion of the EICP, eligible employees are paid quarterly if certain operating income amounts are achieved. With respect to the portion of the EICP for the 2011 fiscal year tied to quarterly consolidated operating income, if actual consolidated operating income for a specific fiscal quarter was equal to or greater than budgeted consolidated operating income for that quarter, the executive’s EICP quarterly payment would be calculated pursuant to a three-step formula: (1) the executive’s base salary is multiplied by such executive’s EICP percentage, (2) the resulting product is multiplied by the current quarter’s budgeted operating income divided by total budgeted fiscal year operating income and (3) the resulting product is multiplied by 50% to reflect the weighting of that objective. The portion of the EICP for the 2011 fiscal year tied to quarterly consolidated operating income also includes a component tied to budgeted consolidated operating income for the fiscal year. If actual consolidated operating income for the fiscal year was equal to or greater than 90% of budgeted consolidated operating income for the fiscal year and greater than the actual consolidated operating income from the prior year, the executive’s EICP payment would be calculated pursuant to a four-step formula: (1) actual consolidated operating income is divided by budgeted consolidated income, (2) this quotient is multiplied by the product of the executive’s base salary multiplied by such executive’s EICP percentage, (3) the resulting product is multiplied by 50% to reflect the weighting of that objective and (4) amounts previously paid to the executive under the EICP with respect to the results of a specific fiscal quarter(s) are deducted. Individual amounts calculated under the EICP may be adjusted at the discretion of the Compensation Committee in accordance with the Company’s 162(m) shareholder-approved EICP.

The EICP percentages for the Named Executives in 2011 were as follows: Mr. Gerkens, 100%, Mr. Gattoni, 65%, Mr. Kneller, 40%, Mr. O’Malley, 40% and Mr. Thomas, 60%. The target amount of diluted earnings per share under the EICP with respect to the 2011 fiscal year was $2.15, which represented a 21% increase from the actual diluted earnings per share for the 2010 fiscal year. The target amount of consolidated operating income under the ICP (i) with respect to the first, second, third and fourth quarters of the 2011 fiscal year were, respectively, $34,705,000, $45,635,000, $46,096,000 and $46,047,000 and (ii) with respect to the full 2011 fiscal year was $172,483,000, which represented a 23% increase from the actual consolidated operating income for the 2010 fiscal year. Diluted earnings per share for the 2011 fiscal year exceeded target diluted earnings per share by 11%, or $0.22 per share, and exceeded fiscal year 2010 diluted earnings per share by 34%, or $0.61 per share. Operating income for the 2011 fiscal year exceeded targeted operating income by 6%, or $10,762,000, and exceeded fiscal year 2010 operating income by 31%, or $43,274,000. Therefore, bonus payments were made under the EICP for the 2011 fiscal year with respect to both the portion of the plan tied to diluted earnings per share and the portion of the plan tied to operating income.

Under the Company’s sales incentive plan, Mr. O’Malley, as Chief Commercial and Marketing Officer with responsibility for the Company’s field operations in support of its independent sales agents, was eligible for an additional incentive compensation payment based upon achievement of budgeted revenue goals. The budgeted revenue goal with respect to the 2011 fiscal year was $2,503,368,000. Revenue in fiscal year 2011 exceeded the budgeted revenue goal and, accordingly, Mr. O’Malley received a bonus payment under the Company’s sales incentive plan for the 2011 fiscal year.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan, equity awards may be granted to the Company’s Executive Officers and certain other key employees. No further grants of equity awards can be made under the Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (together with the 2011 Equity Incentive Plan, the “Employee Equity Plans”). The Compensation Committee determines the type and number of equity awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive, including the achievement of certain specified performance related goals, and overall Company performance. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options are typically granted to Named Executives once a year. In 2011, awards to Named Executives were made on

February 3, 2011. Stock option grants to Named Executives made in 2011 vest in five equal annual installments commencing on the first anniversary of the date of grant. Executive Officers have been granted stock options that vest 100% after a period that may range from three to five years from the date of grant or in three or five equal annual installments commencing on the first anniversary of the date of grant. Shares of restricted stock have also been granted to Named Executives under the Employee Equity Plans. Restricted stock has been granted that vests in three or five equal annual installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. In 2011, 5,700 shares of restricted stock were issued in the aggregate to Named Executives that vest in three equal annual installments commencing on the first anniversary of the date of grant. In addition, in connection with his promotion to Vice President and Chief Commercial and Marketing Officer, 3,000 shares of restricted stock were issued in 2011 to Mr. O’Malley that vest 100% three years from the date of grant. The Company believes that the granting of stock awards in the form of stock options and restricted stock is designed to encourage the creation of long-term stockholder value as no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Stock Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established stock ownership guidelines applicable to the Executive Officers of the Company. These guidelines recommend that the Chief Executive Officer of the Company hold a minimum of 50,000 shares of the Company’s Common Stock and each of the other Executive Officers of the Company hold a minimum of 15,000 shares of the Company’s Common Stock, in each case to be achieved within specified time periods.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits — tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Kneller, O’Malley and Thomas have elected to participate in the SERP.

Key Executive Employment Protection Agreements and Other Severance Arrangements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Executive Officers, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason”, (ii) if the covered executive voluntarily terminates his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control” or (iii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the EICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. Gattoni and Kneller, and one time for Messrs. O’Malley and Thomas. We believe that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Executive Officers. We set the severance multiples for our Executive Officers based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986.

The Company agreed, in a letter dated July 2, 2002, to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding stock options in the event his employment is involuntarily or constructively terminated by the Company in connection with a change in control. The Company entered into this agreement with Mr. Gerkens to provide Mr. Gerkens with additional personal financial security in the event of a change in control of the Company which results in or is likely to result in a termination of his employment and his ability to influence the strategic direction of the Company. A copy of this letter was attached as Exhibit 10.17 to the Annual Report on Form 10-K for the Company’s fiscal year ended December 28, 2002 and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011 as Exhibit 10.10.

The Company has also entered into an agreement with Mr. Gerkens, in various letters dated April 27, 2004, June 8, 2007, January 2, 2008, December 31, 2008 and January 3, 2012, to provide Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances.

Under his January 2, 2008 letter agreement, Mr. Gerkens was granted 400,000 stock options on January 2, 2008 with an additional 100,000 granted on January 2, 2009. These stock options are intended to reward Mr. Gerkens for his significant contributions to the Company and to provide an incentive to Mr. Gerkens for his continued services to the Company. These 500,000 stock options vested or shall vest, as the case may be, subject to Mr. Gerkens’ continued employment with the Company, in three equal annual installments, on January 2, 2011, January 2, 2012 and January 2, 2013. Notwithstanding the foregoing, the unvested portion of the options shall become immediately vested and exercisable in the event that the Company appoints someone other than Mr. Gerkens as its Chief Executive Officer at a time when Mr. Gerkens is employed by the Company, Mr. Gerkens resigns his employment for “good reason” (as defined in the letter agreement), or Mr. Gerkens’ employment is terminated by the Company for any reason other than for cause. Mr. Gerkens has not received an additional equity compensation grant since the options granted to him under such January 2, 2008 letter.

The Company and Mr. Gerkens determined to amend this letter agreement on December 31, 2008 to comply with Section 409A of the Internal Revenue Code and to clarify and fulfill the intent of certain compensation arrangements in light of such Section 409A changes. Specifically, to effect the original intent of the letter agreement, the Company modified the terms of the 400,000 stock options granted to Mr. Gerkens on January 2, 2008, to provide that they may be exercised, in all events other than a cause termination, for two years following termination of Mr. Gerkens’ employment. The 100,000 stock options granted to Mr. Gerkens on January 2, 2009 were granted inclusive of the two year exercise provision. The agreement also provided that in the event the Company terminated Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminated his employment for good reason prior to January 2, 2013, in each case at any time that Mr. Gerkens’ right to receive severance is not governed by his Key Executive Employment Protection Agreement, the Company would pay

Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the EICP. In addition, Mr. Gerkens would be entitled to continue to receive health and welfare benefits. The agreement also provided that if Mr. Gerkens’ employment with the Company ended due to his disability or death, he, or his beneficiary, would be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the EICP. Further, the agreement provided that in the event the Company appointed someone other than Mr. Gerkens as Chief Executive Officer prior to January 2, 2013 at a time when Mr. Gerkens is employed by the Company or in the event Mr. Gerkens’ service to the Company as Chief Executive Officer ended on or after January 2, 2013 for any reason other than a termination as a result of which he is entitled to receive severance benefits under either his Key Executive Employment Protection Agreement or the letter agreement, a termination for cause or his death, he would provide the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he would be paid a lump sum of $300,000 and would be entitled to continue to receive health and welfare benefits. The agreement further provided that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens, as in effect on December 31, 2011, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 7, 2009.

The Company and Mr. Gerkens again determined to amend this letter agreement on January 3, 2012 in order to extend its term. Under the January 3, 2012 revision of the letter agreement, Mr. Gerkens will continue to serve as the Chief Executive Officer of the Company through January 3, 2015, and thereafter as the Executive Chairman of the Company until the end of his then current term as a Director of the Company. However, either Mr. Gerkens or the Company has the right to request his appointment as Executive Chairman of the Board during the period from the date of the Company’s 2014 Annual Meeting of Stockholders through January 3, 2015. Upon his appointment as Executive Chairman of the Board, Mr. Gerkens will cease to serve as the Chief Executive Officer of the Company and his Key Executive Employment Protection Agreement will become null and void. In addition, upon any such appointment, Mr. Gerkens will continue to be compensated on the same terms and conditions as are currently applicable to him through January 3, 2015, including with respect to his current annual salary of $500,000 and his target annual bonus, which will continue to be 100% of base salary. Following January 3, 2015, and until the end of his then current term as a Director of the Company (during his service as Executive Chairman), Mr. Gerkens will receive a salary at the annual rate of $500,000 but he will not be eligible to receive a bonus. Following his termination of service as Executive Chairman of the Company (which is anticipated to be around May 2015) and until May 2018, Mr. Gerkens is expected to serve as a non-employee consultant to the Company, providing the Company consulting and other advisory services, for which he will be paid a single lump sum fee of $600,000. As additional consideration for his agreement to extend the term of his employment and his commitment to provide such consulting services, the Company has agreed to make available to Mr. Gerkens continued participation in its health benefits plans (or, in certain circumstances, to assist him in obtaining alternative coverage) through November 2019.

In connection with the continued contributions expected to be made by Mr. Gerkens as Chief Executive Officer of the Company, the January 3, 2012 letter agreement also extends the term of Mr. Gerkens’ rights to certain severance benefits through January 3, 2015. The agreement provides that in the event the Company terminates Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminates his employment for good reason prior to January 3, 2015, in each case at any time that Mr. Gerkens’ right to receive severance is not governed by his Key Executive Employment Protection Agreement, the Company would pay Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. In addition, Mr. Gerkens would be entitled to continue to receive health benefits for up to two years from the date of termination. The agreement also provides that if Mr. Gerkens’ employment with the Company ends due to his disability or death, he, or his beneficiary, would be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s Executive

Incentive Compensation Plan. The agreement further provides that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens, dated January 3, 2012, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 3, 2012.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including cell phone, blackberry and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Equity awards under the Company’s Employee Equity Plans currently meet these requirements. At the 2007 Annual Meeting, the Company received stockholder approval for the EICP so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the EICP as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company is seeking re-approval of this plan at the 2012 Annual Meeting. Under the EICP as presented for approval at the 2012 Annual Meeting, the maximum annual bonus payment that could be awarded would continue to be $3 million. For further information, see Proposal Number Four set forth in this Proxy Statement. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Diana M. Murphy, Chair

David G. Bannister

William S. Elston

Michael A. Henning

Compensation of Named Executives.    The following table summarizes the compensation paid to (i) the Chairman of the Board, President and Chief Executive Officer, (ii) the Principal Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chairman of the Board, President and Chief Executive Officer and the Principal Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Occupation	Year	Salary (1)($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (5)($)	All Other Compensation (6)($)	Total ($)
Henry H. Gerkens	2011	500,000	—	—	2,103,000	—	31,438	2,634,438
Chairman of the Board, President and CEO	2010	500,000	—	—	3,000,000	44,253	29,604	3,573,857
	2009	500,000	—	1,205,970	—	43,256	29,050	1,778,276

James B. Gattoni	2011	255,000	66,288	162,258	700,000	—	12,233	1,195,779
Vice President and Chief Financial Officer	2010	245,000	62,560	139,637	1,125,000	—	11,457	1,583,654
	2009	235,000	102,270	401,937	—	—	10,426	749,633

Patrick J. O’Malley	2011	225,000	192,222	150,239	385,000	—	11,345	963,806
Vice President, and Chief Commercial and Marketing Officer	2010	215,000	54,740	139,637	610,000	5,408	10,295	1,035,080
	2009	204,167	72,400	334,948	—	2,936	9,336	623,787

Michael K. Kneller	2011	216,000	58,002	255,406	365,000	—	10,174	904,582
Vice President, General Counsel and Secretary	2010	211,000	54,740	81,455	610,000	2,726	9,678	969,599
	2009	206,000	102,270	334,948	—	5,952	8,901	658,071

Larry S. Thomas	2011	215,000	53,859	195,310	340,000	—	10,119	814,288
Vice President and Chief Information Officer	2010	210,500	54,740	218,183	530,000	1,747	9,710	1,024,880
	2009	206,000	—	200,969	—	2,743	8,892	418,604

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Stock award amounts reflect the aggregate grant date fair value of shares of restricted Common Stock granted during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock awards granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

(3)	Option award amounts reflect the aggregate grant date fair value of stock option grants during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock options granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

(4)	These payments constitute payments under the EICP.

(5)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2011 exclude losses of $21,056, $977, $4,586 and $929 for Messrs. Gerkens, O’Malley, Thomas and Kneller, respectively.

(6)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives and dividends paid on unvested restricted stock in the following amounts:

	401(k)	SERP	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Total
2011
Henry H. Gerkens	$9,800	$10,200	$11,438		$31,438
James B. Gattoni	9,800		1,242	$1,191	12,233
Patrick J. O’Malley	9,000		1,104	1,241	11,345
Larry S. Thomas	8,600		1,049	470	10,119
Michael K. Kneller	8,640		413	1,121	10,174
2010
Henry H. Gerkens	$9,800	$10,200	$9,604		$29,604
James B. Gattoni	9,800		783	$874	11,457
Patrick J. O’Malley	8,600		1,049	646	10,295
Larry S. Thomas	8,420		1,024	266	9,710
Michael K. Kneller	8,440		402	836	9,678
2009
Henry H. Gerkens	$9,800	$10,200	$9,050		$29,050
James B. Gattoni	9,400		756	$270	10,426
Patrick J. O’Malley	8,167		989	180	9,336
Larry S. Thomas	8,240		652		8,892
Michael K. Kneller	8,240		391	270	8,901

Grants of Plan-Based Awards.    The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2011 services under the EICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2011 to each of the Named Executives of the Company.

Grants of Plan-Based Awards

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($/Sh)	Closing market price on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)
Henry H. Gerkens			500,000	500,000	3,000,000
James B. Gattoni	January 3, 2011(1)	November 30, 2010				1,600			41.43	41.29
	February 3, 2011(2)	January 25, 2011					13,500	41.80	12.02	42.39
			165,750	165,750	3,000,000
Patrick J. O’Malley	January 3, 2011(1)	November 30, 2010				1,400			41.43	41.29
	June 3, 2011(3)	June 3, 2011				3,000			44.74	44.36
	February 3, 2011(2)	January 25, 2011					12,500	41.80	12.02	42.39
			88,000	88,000	3,000,000
Larry S. Thomas	January 3, 2011(1)	November 30, 2010				1,300			41.43	41.29
	February 3, 2011(2)	January 25, 2011					16,250	41.80	12.02	42.39
			122,550	129,000	3,000,000
Michael K. Kneller	January 3, 2011(1)	November 30, 2010				1,400			41.43	41.29
	February 3, 2011(2)	January 25, 2011					21,250	41.80	12.02	42.39
			86,400	86,400	3,000,000

(1)	Restricted stock granted shall vest in three equal installments on each of the first three anniversaries of the date of grant, provided the employee is continuously employed by the Company through such anniversary date.

(2)	Stock options granted shall become exercisable in five equal installments on each of the first five anniversaries of the date of grant, provided the employee is continuously employed by the Company through such anniversary date.

(3)	Restricted stock granted shall vest 100% on the fifth anniversary of the date of grant, provided the employee is continuously employed by the Company through such anniversary date.

Option Exercises.    The following table sets forth the number and value of all stock options exercised and all restricted shares that vested during the 2011 fiscal year by each of the Named Executives.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (2)($)
Henry H. Gerkens	6,951	27,518
James B. Gattoni			1,056	47,156
Patrick J. O’Malley			924	41,261
Larry S. Thomas	5,256	112,032	891	39,670
Michael K. Kneller			924	41,261

(1)

The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock options. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

(2)	The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End.    The following table sets forth the outstanding equity awards held by the Named Executives at December 31, 2011.

Option Awards Stock Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Henry H. Gerkens	97,710		43.6600	2/2/2016	(1)
	24,744		44.3200	2/1/2017	(1)
	130,929	266,666	41.5700	1/2/2018	(2)
	33,333	66,667	39.3200	1/2/2019	(3)

James B. Gattoni	20,000		37.3088	1/3/2015	(1)	5,144	(9)	246,500
	8,000		32.1300	1/27/2015	(4)
	40,000		43.6600	2/2/2016	(1)
		30,000	38.1800	1/2/2017	(5)
	24,000	16,000	41.5700	1/2/2018	(4)
		30,000	39.3200	1/2/2019	(6)
	2,400	9,600	37.0700	1/29/2020	(4)
		13,500	41.8000	2/3/2021	(4)

Patrick J. O’Malley	3,201		32.1300	1/27/2015	(4)	6,876	(10)	329,498
	4,000		43.6600	2/2/2016	(4)
	3,200	800	44.3200	2/1/2017	(4)
		40,000	41.5700	1/2/2018	(7)
		25,000	39.3200	1/2/2019	(6)
	2,400	9,600	37.0700	1/29/2020	(4)
		12,500	41.8000	2/3/2021	(4)

Larry S. Thomas	39,744		19.0250	1/2/2014	(8)	1,809	(11)	86,687
	40,000		37.3088	1/3/2015	(1)
	12,000		32.1300	1/27/2015	(4)
	40,000		43.6600	2/2/2016	(1)
	7,500		44.3200	2/1/2017	(1)
	15,000	10,000	41.5700	1/2/2018	(4)
		15,000	39.3200	1/2/2019	(6)
	3,750	15,000	37.0700	1/29/2020	(4)
		16,250	41.8000	2/3/2021	(4)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Michael K. Kneller	25,000		34.1350	6/1/2015	(1)	4,876	(12)	233,658
	40,000		43.6600	2/2/2016	(1)
	7,500		44.3200	2/1/2017	(1)
	15,000	10,000	41.5700	1/2/2018	(4)
		25,000	39.3200	1/2/2019	(6)
	1,400	5,600	37.0700	1/29/2020	(4)
		21,250	41.8000	2/3/2021	(4)

(1)

All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 33 1/3% per year over the first three years of the stock option term, which began ten years prior to the expiration date shown.

(2)	Stock options vested as to 133,333 shares each on January 2, 2011 and on January 2, 2012 and will vest as to 133,334 shares on January 2, 2013.

(3)	Stock options vested as to 33,333 shares each on January 2, 2011 and on January 2, 2012 and will vest as to 33,334 shares on January 2, 2013.

(4)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 20% per year over the first five years of the stock option term, which began ten years prior to the expiration date shown.

(5)	All stock options vested on January 2, 2012.

(6)	All stock options vest on January 2, 2014.

(7)	All stock options vest on January 2, 2013.

(8)	All stock options vested on January 2, 2009.

(9)	Restricted stock vests as to 3,000 shares on July 16, 2014, as to 1,600 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant, and as to 528 shares, 528 shares and 544 shares on December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

(10)	Restricted stock vests as to 2,000 shares on July 29, 2014, as to 3,000 shares on June 3, 2016, as to 1,400 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant, and as to 462 shares, 462 shares and 476 shares on December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

(11)	Restricted stock vests as to 1,400 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant, and as to 429 shares, 429 shares and 442 shares on December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

(12)	Restricted stock vests as to 3,000 shares on July 16, 2014, as to 1,400 shares in three equal annual installments on each of the first three anniversaries of January 4, 2010, the date of grant, and as to 462 shares, 462 shares and 476 shares on December 31, 2011, December 31, 2012 and December 31, 2013, respectively.

Nonqualified Deferred Compensation.    The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 31, 2011 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Henry H. Gerkens	25,000	10,200	(21,056)		469,195
Patrick J. O’Malley			(977)		46,442
Larry S. Thomas			(4,586)		16,256
Michael K. Kneller			(929)		18,359

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. As of December 31, 2011, distributions under the SERP were payable in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2011 as reported by the administrator of the SERP.

Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	11.48%
RidgeWorth Core Bond I	9.60%
Vanguard 500 Index Fund	1.97%
MFS Massachusetts Investors Growth Stock R3	1.33%
Dreyfus Small Cap Stock Index Fund	0.82%
T. Rowe Price Retirement 2010 Fund	0.54%
Federated Prime Obligations Fund SS	0.01%
MFS Value R3	-0.20%
T. Rowe Price Retirement 2015 Fund	-0.32%
T. Rowe Price Retirement 2020 Fund	-1.20%
T. Rowe Price Mid Cap Growth Fund	-1.21%
INVESCO Small Cap Growth Fund	-1.27%
MFS Massachusetts Investors Tr R3	-1.81%
T. Rowe Price Retirement 2025 Fund	-2.06%
T. Rowe Price Retirement 2030 Fund	-2.70%
T. Rowe Price Retirement 2035 Fund	-3.26%
T. Rowe Price Retirement 2050 Fund	-3.36%
T. Rowe Price Retirement 2045 Fund	-3.47%
T. Rowe Price Retirement 2040 Fund	-3.49%
Perkins Small Cap Value S	-3.69%
T. Rowe Price Mid Cap Value Fund	-4.82%
Goldman Sachs Large Cap Value A	-7.81%
Allianz NFJ International Value A	-11.24%
Janus Overseas Fund S	-32.92%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2011 fiscal year. The table below also reflects letter agreements between the Company and Mr. Gerkens as of December 31, 2011, that provide for certain severance benefits for Mr. Gerkens. Each of these letter agreements is further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company.

Name	Change in Control(1) ($)	Severance Upon Termination without Cause or for Good Reason(2) ($)
Henry H. Gerkens	6,907,870	2,017,819
James B. Gattoni	2,631,783
Patrick J. O’Malley	1,420,001
Larry S. Thomas	2,998,874
Michael K. Kneller	1,978,052

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of unvested restricted stock and stock options outstanding based on the closing price of $47.92 on December 31, 2011 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes $2,000,000 of severance and $17,819 of medical benefits.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 26, 2012 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class (1)
(i)
T. Rowe Price Associates, Inc.(2)(3)		4,725,990	10.1%
BlackRock, Inc.(2)(4)		3,150,882	6.7%
Kayne Anderson Rudnick Investment Management, LLC(2)(5)		2,422,215	5.2%
Royce & Associates, LLC(2)(6)		2,366,500	5.0%
The Vanguard Group, Inc.(2)(7)		2,361,914	5.0%
(ii)
David G. Bannister(8)	Director	23,435	*
Jeffrey C. Crowe	Director and Nominee for Director	33,472	*
William S. Elston(9)	Director	24,556	*
Michael A. Henning(10)	Director	15,332	*
Diana M. Murphy(11)	Director	70,726	*
Henry H. Gerkens(12)	Chairman of the Board and Nominee for Director, President and Chief Executive Officer	131,420	*
James B. Gattoni(13)	Vice President and Chief Financial Officer	137,523	*
Larry S. Thomas(14)	Vice President and Chief Information Officer	149,423	*
Michael K. Kneller(15)	Vice President, General Counsel and Secretary	40,208	*
Patrick J. O’Malley(16)	Vice President and Chief Commercial and Marketing Officer	45,813	*
Joseph J. Beacom(17)	Vice President and Chief Safety and Operations Officer	81,917	*
(iii)
All Directors and Executive Officers as a group (11 persons)(18)(19)		753,825	1.6%

*	Less than 1%

(1)	The percentages are based upon 46,936,702 shares, which equals the number of outstanding shares of the Company as of March 26, 2012. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 26, 2012, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to an amendment to its Schedule 13G/A filed on February 9, 2012, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the

Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,725,990 shares of Common Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 2,610,000 shares of Common Stock. Price Associates has sole voting power with respect to 983,190 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 4,725,990 shares. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. T. Rowe Small-Cap has sole voting power with respect to 2,610,000 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

According to its Schedule 13G/A filed on February 13, 2012, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,150,882 shares of Common Stock. BlackRock has sole voting and dispositive power with respect to all 3,150,882 of such shares. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)

According to its 13G filed on February 10, 2012, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,422,215 shares of Common Stock. Kayne Anderson has sole voting and dispositive power with respect to all 2,422,215 of such shares. The business address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(6)	According to its 13G filed on January 13, 2012, Royce & Associates, LLC (“Royce”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,366,500 shares of Common Stock. Royce has sole voting and dispositive power with respect to all 2,366,500 of such shares. The business address of Royce is 745 Fifth Avenue, New York, NY 01051.

(7)	According to its 13G filed on February 9, 2012, The Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,361,914 shares of Common Stock. Vanguard has sole voting power with respect to 34,056 shares, shared power to vote none of the shares, sole dispositive power with respect to 2,327,858 shares and shared dispositive power with respect to 34,056 shares. In addition, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 34,056 shares as a result of serving as investment manager of collective trust accounts. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Includes 4,755 shares of restricted stock subject to vesting.

(9)	Includes 3,335 shares of restricted stock subject to vesting.

(10)	Includes 4,755 shares of restricted stock subject to vesting.

(11)	Includes 3,335 shares of restricted stock subject to vesting.

(12)	Includes 2,405 shares that may be acquired upon the exercise of stock options.

(13)	Includes 83,881 shares that may be acquired upon the exercise of stock options and 4,616 shares of restricted stock subject to vesting.

(14)	Includes 130,250 shares that may be acquired upon the exercise of stock options and 1,347 shares of restricted stock subject to vesting.

(15)	Includes 34,550 shares that may be acquired upon the exercise of stock options and 4,414 shares of restricted stock subject to vesting.

(16)	Includes 18,501 shares that may be acquired upon the exercise of stock options and 6,414 shares of restricted stock subject to vesting.

(17)	Includes 56,800 shares that may be acquired upon the exercise of stock options and 4,212 shares of restricted stock subject to vesting.

(18)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(19)	Includes 326,387 shares that may be acquired upon the exercise of stock options and 37,183 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 2011, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2011. In addition to retaining KPMG LLP to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, the Company engaged KPMG LLP to render certain employee benefit audit services to the Company in fiscal year 2011 and expects to continue to do so in fiscal 2012. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2011 and 2010 for services consisted of the following:

AUDIT FEES: Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $850,000 for fiscal 2011 and $830,000 for fiscal 2010.

AUDIT RELATED FEES: Fees for audits of the Company’s 401(k) plan and subsidiary audit were $27,000 and $42,000 for fiscal 2011 and 2010, respectively.

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2012, and has recommended to the Board that a resolution be presented to stockholders at the 2012 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2012 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2012 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executives as disclosed in this Proxy Statement.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the executive compensation programs are designed to attract, motivate, and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2011 compensation of the Named Executives.

The Compensation Committee continually reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the stockholders’ interests. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis”, the Company understands that the stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. For 2011, 80% of the Chief Executive Officer’s total direct compensation was “performance-based” (as discussed in “Compensation Discussion and Analysis”) and determined based on the Company’s actual diluted earnings per share as compared to the budgeted amount for this financial metric.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2012 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2012 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL NUMBER FOUR —

PROPOSAL TO APPROVE THE LANDSTAR SYSTEM, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN

INTRODUCTION

To further the policy of providing the Company’s key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board adopted and the stockholders approved the EICP. The EICP has been designed to assure that any amounts paid to Executive Officers will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Board has re-adopted the EICP, effective January 1, 2012, subject to the approval of the Company’s stockholders.

The proposed EICP is set forth in Exhibit A. A summary of the EICP is set forth below and is qualified in its entirety by reference to the full text of the EICP.

EXECUTIVE INCENTIVE COMPENSATION PLAN

ELIGIBILITY.    The EICP authorizes the Compensation Committee of the Board or any subcommittee thereof (the “Committee”) to award annual incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company’s Executive Officers. The number of eligible participants in the EICP will vary from year to year at the discretion of the Committee. It is expected that approximately 12 employees (including all of the Company’s current Executive Officers) will be eligible to receive incentive compensation under the EICP for 2012.

PERFORMANCE CRITERIA.    On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee will set performance objectives that must be attained in order for the Company to pay bonuses under the EICP. The performance objectives will be based upon one or more of the following criteria:

•	earnings per share and/or diluted earnings per share;

•	budgeted earnings per share;

•	return on equity;

•	total shareholder return;

•	revenue;

•	cash flows, revenue and/or earnings relative to other parameters (e.g., net or gross assets);

•	operating income;

•	return on investment;

•	return on assets;

•	return on invested capital;

•	net revenue (defined as revenue less purchased transportation);

•	net revenue percentage (defined as net revenue divided by revenue);

•	gross profit (defined as revenue less purchased transportation and agent commissions);

•	gross profit margin (defined as gross profit divided by revenue);

•	operating margin (defined as operating income divided by gross profit); and

•

certain costs (which may include other operating costs, insurance and claims costs, selling, general and administrative costs and/or depreciation and amortization costs) in gross dollars and/or as a percentage of revenue, net revenue, gross profit or operating income.

Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, products or services; and, in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

PAYMENT OF ANNUAL AWARDS.    If any of the performance criteria established by the Committee is satisfied, the Committee may award an annual bonus to an eligible participant in an amount equal to a maximum of $3,000,000. The Committee has the discretion to pay amounts which are less than the maximum amount payable under the EICP based on individual performance or such other criteria as the Committee shall deem relevant and, annually, may establish rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized. The Committee, in its discretion, may pay up to 50% of a bonus award in Common Stock, the number of shares of Common Stock so paid to be determined by dividing the dollar value of the portion of the award to be paid in Common Stock by the Fair Market Value (as defined in the EICP) of a share of Common Stock on the date of grant. In no event shall the aggregate market value of the Common Stock awarded under the EICP with respect to any calendar year exceed $1,000,000. The distribution of Common Stock shall be subject to such terms and conditions as the Committee shall determine, including such requirements as continued services for the vesting of such award. A participant who is not an employee of the Company or one of its subsidiaries on the last day of the calendar year for which the award is payable shall receive a pro-rated award, based on the full year’s performance, unless the Committee determines that the participant will not receive such an award.

Notwithstanding anything else in the EICP to the contrary, the Committee shall also have the authority, in its discretion, (i) to pay annual bonuses for any calendar year to eligible participants whose compensation is not subject to the restrictions of Section 162(m) for that calendar year and (ii) to provide for a minimum bonus amount for any calendar year in connection with the hiring of any person who is or becomes subject to the restrictions of Section 162(m).

ADMINISTRATION.    The Committee, which shall at all times be comprised of at least two directors, each of whom is an “outside director” for purposes of Section 162(m), shall administer and interpret the EICP. In all events, the EICP shall be interpreted in a manner which is consistent with the requirements to qualify the payments made thereunder as performance based compensation under Section 162(m). Subject to the express provisions of the EICP, the Committee shall have the authority to select officers and key employees eligible to participate in the EICP, to establish the performance objectives for each calendar year, and to reduce the amount that may be paid to any participant from the maximum amount otherwise payable pursuant to the EICP. Prior to making any payment to any Executive Officer pursuant to the EICP, the Committee shall be required to certify that the performance objectives have been attained and the amount payable to such Executive Officer.

AMENDMENT AND TERMINATION.    The Board or the Committee may at any time amend, terminate or suspend the EICP, except that (i) no such action shall, without the consent of such participant, adversely affect the rights of any participant with respect to any award with respect to any calendar year which already commenced and (ii) no such action shall be effective without approval by stockholders of the Company to the extent that such approval is required to continue to qualify the payments under the EICP for treatment as performance based compensation under Section 162(m). Notwithstanding anything else in the EICP to the contrary, the EICP will not be effective with respect to calendar years ending after December 31, 2016, unless otherwise extended by action of the Board.

FEDERAL INCOME TAX CONSEQUENCES.    Cash payments made under the EICP will be taxable to the recipients thereof when paid and the Company will generally be entitled to a federal income tax deduction in the calendar year for which the amount is paid. Any portion of a bonus award which is to be paid in Common Stock will be taxable to the recipient in an amount equal to the fair market value of such Common Stock on the date when such Common Stock is no longer subject to any restrictions. The Company will generally be entitled to a deduction in the calendar year in which the participant recognizes such income.

NEW PLAN AWARDS.    Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the EICP for any calendar year during which the EICP is in effect cannot be determined. The Company expects that in operation the EICP, as it relates to the Company’s current Executive Officers, will produce results substantially similar to the predecessor plan that was adopted by stockholders in 2007. The following table presents the payments authorized under the EICP for services in 2011, based on the terms of that plan as in effect in 2011.

Name	Dollar Value ($)
Henry H. Gerkens	2,103,000
James B. Gattoni	700,000
P Patrick J. O’Malley	385,000
Larry S. Thomas	340,000
Michael K. Kneller	365,000
All Executive Officers	4,093,000

Assuming the presence of a Quorum, to be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the 2012 Annual Meeting and entitled to vote thereon.

Abstentions from voting on this proposal will have the same effect as voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2013 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 13, 2012, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2013 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 13, 2012 and not later than January 12, 2013. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2013 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 5, 2013 and advises stockholders in the 2012 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 5, 2013.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2012 Annual Meeting of Stockholders that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 15, 2011 and not later than January 14, 2012. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2012 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 4, 2012, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 4, 2012.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2012 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Exhibit A

LANDSTAR SYSTEM, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

(EFFECTIVE AS OF JANUARY 1, 2012)

1.	PURPOSE.

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2.	DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an “outside director” within the meaning of Section 162(m).

(c) “Common Stock” shall mean the common stock of the Company, par value $.01, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

(d) “Company” shall mean Landstar System, Inc.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Fair Market Value” shall mean, on any date, the average of the high and low bid and asked for price of a share of Common Stock as reported on the NASDAQ Global Market System (“NASDAQ”) (or on such other recognized market or quotation system on which the trading prices of the Common Stock are traded or quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on NASDAQ (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

(g) “Grant Date” shall mean, with respect to any shares of Common Stock awarded pursuant to the Plan, the date on which the Committee determines the portion, if any, of a Participant’s bonus which is payable in Common Stock.

(h) “Participant” shall mean (i) each executive officer of the Company and (ii) each other key employee of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

(i) “Plan” shall mean the Landstar System, Inc. Executive Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

(j) “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

(k) “Subsidiary” shall mean any corporation in which the Company owns, directly or indirectly, stock representing more than 50% of the voting power of all classes of stock entitled to vote.

3.	ADMINISTRATION.

The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4.	BONUSES.

(a) Performance Criteria. On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee:

•	earnings per share and/or diluted earnings per share;

•	budgeted earnings per share;

•	return on equity;

•	total shareholder return;

•	revenue;

•	cash flows, revenue and/or earnings relative to other parameters (e.g., net or gross assets);

•	operating income;

•	return on investment;

•	return on assets;

•	return on invested capital;

•	net revenue (defined as revenue less purchased transportation);

•	net revenue percentage (defined as net revenue divided by revenue);

•	gross profit (defined as revenue less purchased transportation and agent commissions);

•	gross profit margin (defined as gross profit divided by revenue);

•	operating margin (defined as operating income divided by gross profit); and

•

certain costs (which may include other operating costs, insurance and claims costs, selling, general and administrative costs and/or depreciation and amortization costs) in gross dollars and/or as a percentage of revenue, net revenue, gross profit or operating income.

Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, products or services; and, in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b) Maximum Amount Payable. If the Committee certifies in writing that any of the performance objectives established for the relevant year under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the calendar year for which the bonus is payable shall be entitled to receive an annual bonus equal to a maximum of $3,000,000. Unless the Committee shall otherwise determine, if a Participant’s employment terminates for any reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is 365.

(c) Negative Discretion. Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(d) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

(e) Awards of Common Stock. The Committee in its discretion may determine that up to 50% of a Participant’s bonus shall be payable in Common Stock. The number of shares of Common Stock to be awarded shall be determined by dividing the dollar value of the portion of a Participant’s bonus which is payable in Common Stock by the Fair Market Value of a share of Common Stock on the Grant Date, provided, however, that in no event shall the aggregate Fair Market Value of Common Stock awarded under the Plan with respect to any calendar year exceed $1,000,000. The distribution of Common Stock shall be subject to such terms and conditions as the Committee shall determine, including such requirements as continued services for the vesting of such award.

5.	PAYMENT.

Except as may be determined pursuant to the terms of Section 4(e) or as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus), but in no event later than March 15 of the year immediately following the year in which such bonus amount is earned.

6.	GENERAL PROVISIONS.

(a) Effectiveness of the Plan. Subject to the approval by the holders of the Common Stock at the 2012 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 2012 and ending on or before December 31, 2016 unless the term hereof is extended by action of the Board.

(b) Amendment and Termination. Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Landstar System, Inc.

▼  FOLD AND DETACH HERE  ▼

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1. ELECTION OF DIRECTORS. Nominees	☐	☐	☐
01 JEFFREY C. CROWE
02 HENRY H. GERKENS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions _____________________________________

Please mark your votes as indicated in this example			☒

	FOR	AGAINST	ABSTAIN

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. 4. APPROVAL OF THE COMPANY’S EXECUTIVE INCENTIVE COMPENSATION PLAN.	☐ ☐	☐ ☐	☐ ☐
5. IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.

Mark Here for Address Change or Comments SEE REVERSE	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Landstar System, Inc. account online.

Access your Landstar System, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Landstar System, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

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For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

LANDSTAR SYSTEM, INC.

13410 SUTTON PARK DRIVE SOUTH

JACKSONVILLE, FL 32224

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 29, 2012, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Thursday, May 24, 2012, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 24, 2012:

The proxy statement and annual report to security holders are available at www.landstar.com.

Address Change/Comments
(Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**